PROMISSORY NOTE

April 5, 2010

FOR VALUE RECEIVED, BioZone Laboratories, Inc., a California corporation ("Borrower"), promises to pay to the order of Daniel and Sharon Fisher ("Lender") at such place as the holder hereof may designate, at the times set forth below, in lawful money of the United States of America, the principal sum of Two Hundred Thousand dollars ($200,000).

The note shall bear interest at the rate of 10% per annum. All outstanding principal and interest is due March 31, 2012.

If Borrower fails to pay amount due under this Note for ten (10) days after such payment becomes due, whether by acceleration or otherwise, Lender may at its sole option, impose a delinquency or "late" charge equal to five percent (5%) of the amount of such past due payment, notwithstanding the date on which such payment is actually paid to Lender.

In the event: (1) Borrower fails to make any payment due under this Note for ten (10) days after such payment becomes due; (2) there is a change in control of Borrower, or (3) Lender is no longer an employee of Borrower for any reason, then in any such event, Lender may, without further notice and at its sole option, declare the entire unpaid principal balance of this Note to be immediately due and payable, and Lender may proceed to exercise any rights or remedies it may have under this Note or other such rights or remedies which lender may have at law, equity or otherwise. For purposes of this Note, a "change in control" shall mean (i) the sale of more than fifty percent (50%) of the issued and outstanding voting stock of the Corporation, (ii) the sale all or substantially all of the Corporation's assets; or (iii) the merger, consolidation or other reorganization of the Corporation in which the Corporation is not the surviving entity. Additionally, the lender may declare the entire unpaid principal balance of this Note to be immediately due and payable upon Lender's reasonable assessment that the Borrower lacks the financial capacity to repay the Note.

This Note shall be construed in accordance with the laws of the State of California. Borrower agrees to pay all costs and expenses, including reasonable attorney's fees expended or incurred by Lender in connection with the enforcement, defense or interpretation of this Note, the collection of any sums due hereunder, any actions for discretionary relief in any way related to this Note, or to the protection or preservation of any rights or security of Lender.

BIOZONE LABORATORIES, INC.

By: [signature]

Name: Daniel Fisher

Title: President